CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment Number 15 to the Unified Funds' Registration Statement on Form N-1A (File No. 333-89078), including the references to our firm under the heading "Financial Highlights" in each Prospectus and the heading "Independent Accountants" in each Statement of Additional Information.



/s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio
December 1, 2000